Exhibit 99.3

Barteca Holdings, LLC
and Subsidiaries

Condensed Consolidated Financial Statements (Unaudited)

April 3, 2018 and April 4, 2017

Barteca Holdings, LLC and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
April 3, 2018 and January 2, 2018

	April 3, 2018	January 2, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,005,260	$3,243,794
Accounts receivable	999,455	1,316,839
Tenant allowance receivables	2,133,145	1,814,115
Inventories	2,058,357	2,236,528
Due from employees	1,275,248	1,321,116
Prepaid expenses	630,974	1,318,576
Other current assets	1,792,397	1,670,383
Total current assets	11,894,836	12,921,351

Property and equipment, net	61,576,465	57,189,681

Security deposits	1,387,287	1,219,945
Liquor license	821,232	821,232
Interest rate swap	144,311	25,210
Intangible assets - other, net	339,640	364,158
Intangible asset - trade names	2,250,000	2,250,000
Goodwill	24,755,915	24,755,915
Total assets	$103,169,686	$99,547,492

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$3,286,629	$3,790,251
Accrued expenses	2,447,653	3,174,801
Current portion of long-term debt	3,271,558	2,883,948
Current portion of financing lease obligations	1,065,580	1,062,784
Accrued payroll	1,626,299	2,656,176
Gift card liabilities	1,067,659	1,376,148
Sales tax payable	1,061,108	838,209
Total current liabilities	13,826,486	15,782,317

Long-term debt, net of current portion, net of deferred financing costs	55,520,411	52,410,405
Financing lease obligations, net of current portion	4,524,643	3,484,458
Interest rate swap	—	—
Deferred rent	6,978,723	6,689,466
Total liabilities	80,850,263	78,366,646

Members' equity:
Class A Common Units; stated value $1.00; 3,084,241 units authorized, issued and outstanding as of April 3, 2018 and January 2, 2018	3,084,241	3,084,241
Class B and Class C Common Units; collectively 493,453 units authorized as of April 3, 2018 and January 2, 2018, respectively; 0 units issued and outstanding	—	—
Member's equity	19,235,182	18,096,605
Total members' equity	22,319,423	21,180,846
Total liabilities and members' equity	$103,169,686	$99,547,492
See Notes to Condensed Consolidated Financial Statements.

Barteca Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Operations - Unaudited
Thirteen Weeks Ended April 3, 2018 and April 4, 2017

	April 3, 2018	April 4, 2017
Revenue
Food	$17,874,172	$15,247,343
Wine, liquor, beer and other beverages	13,278,187	12,117,267
Other	128,357	131,777
Total revenue	31,280,716	27,496,387
Costs of sales
Cost of restaurant sales	7,734,718	6,827,761
Restaurant labor	10,045,310	8,492,872
Restaurant operating expenses	4,295,919	3,922,750
Restaurant occupancy costs	1,392,159	1,212,729
Total costs of sales	23,468,106	20,456,112
Operating expenses
Depreciation and amortization	1,689,083	1,353,273
General and administrative	3,462,408	3,108,102
Management fees	84,393	97,578
Pre-opening costs	396,235	314,730
Total operating expenses	5,632,119	4,873,683
Net operating income	2,180,491	2,166,592
Other expense
Interest expense	1,075,016	866,368
Loss on disposal of assets	—	2,690
Total other expense	1,075,016	869,058
Income before provision for income taxes	1,105,475	1,297,534
Provision for income taxes	71,565	14,860
Net income	$1,033,910	$1,282,674
See Notes to Condensed Consolidated Financial Statements.

Barteca Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Cash Flows - Unaudited
Thirteen Weeks Ended April 3, 2018 and April 4, 2017

	April 3, 2018	April 4, 2017
Cash flows from operating activities
Net income	$1,033,910	$1,282,674
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,689,083	1,353,273
Amortization of intangible assets	24,518	24,519
Deferred rent	289,257	948,797
Amortization of deferred financing fees	48,608	51,507
Stock-based compensation	104,667	67,420
Interest rate swap	(119,101)	(88,430)
Breakage income on gift cards	52,560	69,197
Loss on disposal of assets	—	2,690
Accretion of financing lease obligations	363,556	241,041
Changes in operating assets and liabilities
Accounts and tenant allowance receivables	(1,646)	494,904
Due from employees	45,868	(1,054,259)
Inventories	178,171	73,602
Prepaid expenses and other current assets	565,588	596,051
Accounts payable and accrued expenses	(1,230,770)	(1,673,948)
Accrued payroll	(1,029,877)	(763,069)
Gift card liabilities	(361,049)	(313,395)
Sales tax payable	222,899	131,136
Security deposits	(167,342)	14,299
Net cash provided by operating activities	1,708,900	1,458,009
Cash flows from investing activities
Acquisition of property and equipment	(5,076,867)	(4,444,074)
Net cash used in investing activities	(5,076,867)	(4,444,074)
Cash flows from financing activities
Proceeds from long-term debt	4,000,000	4,000,000
Payments on long-term debt	(550,992)	(676,407)
Payments on financing lease obligations	(319,575)	(206,261)
Redemption of Class C Common Units	—	(149,619)
Net cash provided by financing activities	3,129,433	2,967,713
Net decrease in cash and cash equivalents	(238,534)	(18,352)
Cash and cash equivalents, beginning	3,243,794	3,574,927
Cash and cash equivalents, end	$3,005,260	$3,556,575
Supplemental disclosure of cash flow data
Interest paid	$962,342	$803,945
Supplemental disclosure of noncash investing and financing activity
Tenant allowance receivables	$2,133,145	$1,136,901
Financing lease obligations resulting from build to suit leases	$999,000	$—
See Notes to Condensed Consolidated Financial Statements.

Barteca Holdings, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements - Unaudited
April 3, 2018, and April 4, 2017

Note 1 - Business and summary of accounting policies
Description of business
Barteca Holdings, LLC (the "Company") and its wholly owned subsidiaries own and operate Barcelona Wine Bar and bartaco restaurants with locations in Alabama, Connecticut, Colorado, Florida, Georgia, Massachusetts, New York, North Carolina, Pennsylvania, Tennessee, Virginia, and Washington, DC. As of April 3, 2018, the Company had 31 restaurants opened. The Company also opened a retail wine shop during 2015. The Company has aggregated its operations to one reportable segment. The members have no further obligation to contribute additional amounts of capital to the Company. In addition, the liability of the members of the Company is limited to the members' total capital contributions.
In the opinion of management, the accompany condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position and results of operations and cash flows for the interim periods presented, but are not necessarily indicative of the results of operations for the year ended January 1, 2019. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended January 2, 2018.
Principles of consolidation
The accompanying condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Deferred rent
The Company accounts for its operating leases on a straight-line basis resulting in deferred rent. Deferred rent consists of reimbursement of costs of leasehold improvements from the Company's lessors and adjustments to recognize rent expense on a straight-line basis. Reimbursements are amortized on a straight-line basis over the lesser of the useful life or the term of the applicable lease, without consideration of renewal options. Leases typically have an initial lease term between 5 and 20 years and contain renewal options under which the Company may extend the terms for periods of 5 years. Certain leases contain rent escalation clauses that require higher rental payments in later years. Leases may also contain rent holidays, or free rent periods, during the lease term. Rent expense is recognized on a straight-line basis over the term of the lease commencing at the start of the construction period for the restaurant, without consideration of renewal options, unless renewals are reasonably assured because failure to renew would result in an economic penalty.
Financing lease arrangements
The Company evaluates arrangements for which it is involved in the construction of leased restaurant space to determine whether build-to-suit accounting criteria have been met.  When arrangements meet such criteria, the Company is the deemed owner of the construction project, which is generally limited to the leased restaurant space and build-out thereof.  The Company capitalizes the related construction costs and recognizes a financing lease obligation for the construction costs incurred by the landlord when it is the deemed owner of the project.  When a construction project for which the Company is the deemed owner is complete, the Company is required under applicable accounting guidance to determine whether it can remove the capitalized construction costs incurred by the landlord and the corresponding financing lease obligation from its consolidated balance sheet by applying sale-leaseback accounting criteria.
If the sale-leaseback criteria is met, the Company would derecognize the capitalized construction costs incurred by the landlord as well as the corresponding financing lease obligation, and would apply operating lease accounting unless the lease qualified for capital lease classification.  When the sale-leaseback criteria is not met due to a form of prohibited continuing involvement such as the Company not being reimbursed by the landlord for certain construction costs, the Company accounts for the transaction as a financing and as if it were the legal owner of the completed construction project, which is included in the consolidated balance sheets as building improvements within property and equipment.  For such transactions, the Company depreciates the capitalized asset and accretes the related financing lease obligation using the effective interest method.

 Depreciation on these assets and interest on the related financing lease obligations are recognized in depreciation and amortization and interest expense, respectively, in the Company's consolidated statements of operations.  The Company recognizes the lease payments in such transactions as a reduction of the accreted balance of the respective financing lease obligation.
Income taxes
The Company and its subsidiaries are limited liability companies ("LLCs") and their wholly owned subsidiaries are single member LLCs. The consolidated operations are taxed as partnerships. The results of the Company's operations are included in the taxable income of the members. As a result, no provision for federal income taxes has been included in the consolidated financial statements. The Company is subject to various state and local taxes, when applicable. The Company does not have any entity level uncertain tax positions. The Company believes its tax status as a pass-through entity would be sustained under U.S. federal, state or local tax examination. The Company files income tax returns in the U.S. federal jurisdiction, various state jurisdictions and is generally subject to examination by U.S. federal (or state and local) income tax authorities for three years from the filing of a tax return.
Stock-based compensation
Expenses related to employee stock options and stock-based payments are recognized over the relevant service period based on the fair value of each option granted.
Recently issued relevant accounting pronouncements
In May 2014, Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") 2014-09, "Revenue from Contracts with Customers (Topic 606)," which supersedes the revenue recognition requirements in Accounting Standards Codification ("ASC") 605-Revenue Recognition and most industry-specific guidance throughout the ASC. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. For public entities, this ASU was effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods). For all other entities, this ASU is effective for annual reporting periods beginning after December 15, 2018 (including interim reporting periods within those periods). Early adoption is permitted. The Company does not expect the adoption of ASU to have a material impact on its consolidated financial statements.
In February 2017, the FASB issued ASU 2017-02, "Leases (Topic 842)," which will require lessees to report most leases as assets and liabilities on the balance sheet, while lessor accounting will remain substantially unchanged. This ASU requires a modified retrospective transition approach for existing leases, whereby the new rules will be applied to the earliest year presented. For public entities, the new standard is effective for reporting periods beginning after December 15, 2018. For all other entities, the new standard is effective for reporting periods beginning after December 15, 2019. Early adoption is permitted. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements but believes it will have a significant impact on its assets and liabilities.
Note 2 - Property and equipment, net
Property and equipment consist of the following:

	April 3, 2018	January 2, 2018
Building improvements	$15,571,512	$14,187,612
Software	846,149	821,830
Furniture and fixture	6,462,511	5,911,251
Machinery and equipment	10,967,805	10,228,318
Leasehold improvements	43,469,378	38,421,245
Artwork	687,461	590,766
Construction in progress	3,616,230	5,868,161
	81,621,046	76,029,183
Less accumulated depreciation	20,044,581	18,839,502
Total	$61,576,465	$57,189,681

Depreciation and amortization expenses were $1,689,083 and $1,353,273 for the periods ended April 3, 2018 and April 4, 2017, respectively, and are included in depreciation and amortization on the consolidated statements of operations.

Note 3 - Long-term debt and credit facility
During the period ended January 3, 2018 the Company borrowed $4,000,000 from its primary lender. The Company borrowed the money to fund new unit construction.
Note 4 - Stock-based compensation
In 2012, the Company adopted the 2012 Incentive Equity Plan (the "Plan"). Under the Plan, the Company was authorized to issue 473,568 nonqualified options. In 2017 an additional 19,885 were authorized totaling 493,453. The options may be designated as either Class B or Class C incentive units and can only be made available to eligible participants. Class B Options granted under the Plan have a term of four years and are vested over a four-year period. During the period ended April 3, 2018 no Class B Incentive units were granted under the Plan. During the period ended April 4, 2017, 18,000 Class B Incentive units were granted under the Plan with an average exercise price of $53 per unit. As of April 3, 2018 and April 4, 2017, there were 229,868 --- and 209,868 Class B Incentive Units issued and outstanding, respectively, with an average exercise price of $26.12 and $20.97 per share, respectively.
The Company estimated the fair value of each option award on the date of grant using the option pricing Black-Scholes Model ("BSM"). The expected volatility of the options was based on historical volatilities of comparable companies as determined by management. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the Company's employee and consultant options. The dividend yield assumption is based on the Company's intent not to issue a dividend under its dividend policy.
The fair value of stock-based payment awards was established using the BSM with the following assumption and weighted average fair values:

Weighted average
Volatility	30.00%
Risk-free interest rate	2.41%
Expected term	4 years
Dividend rate	0
Fair value per share on grant date	$12.41

Class C Options vest upon certain liquidation events and are subject to achieving certain levels of returns. During the periods ended April 3, 2018 and April 4, 2017, there were no Class C Incentives Units granted under the Plan. As of April 3, 2018 and April 4, 2017, there were a total of 263,585 and 263,700 Class C Incentive Units issued and outstanding, respectively, with an average exercise price of $15.98 and $8.53, respectively.
As of April 3, 2018 and April 4, 2017, there were 0 and 117 undesignated options, respectively, available for grant under the Plan. There were 195,464 vested options under the Plan as of April 3, 2018 and 182,062 as of April 4, 2017. For the periods ended April 3, 2018 and April 4, 2017, the Company recognized stock-based compensation expense of $104,667 and $67,420, respectively, relating to Class B Options. For the periods ended April 3, 2018 and April 4, 2017, no Class C Options were vested and no compensation expense was recorded, as the triggering event was not probable. Stock-based compensation expense is included in general and administrative expenses in the consolidated statements of operations. As of April 4, 2018 and April 4, 2017, there was $958,638 and $734,089, respectively, of unrecognized compensation expense
Note 5 - Related party transactions
Management fees
The Company pays an annual management fee to a private equity firm. The Company recorded management fees of $84,394 and $97,581 respectively, for the periods ended April 3, 2018, and April 4, 2017. No amounts were outstanding as of April 3, 2018.
Art agreement
On December 15, 2015, the Company entered into an agreement with an officer of the Company to purchase his artwork. In connection with this agreement, the Company paid the officer $200,000 for all existing artwork in the Company's restaurants, at the date of the agreement. For each restaurant to be opened subsequent to December 15, 2015, the Company will pay the officer $40,000 plus supply costs, per location, for his artwork. The contract expires on December 15, 2020 and can be canceled at any time by either party with proper notice and without penalty. For the periods ended April 3, 2018, and April 4, 2017, the Company paid the officer $80,000 and $0, respectively.
Other related party transactions
The Company sells food and beverages for events catered by Top Spin Events, LLC, an entity owned by certain officers of the Company. During the periods ended April 3, 2018 and April 4, 2017, revenue from Top Spin Events, LLC was $5,160, and $4,464, respectively. As of April 3, 2018, there were no outstanding accounts receivable from Top Spin Events, LLC.
During the periods ended April 3, 2018 and April 4, 2017, two of the Company's restaurants lease from properties owned by one investor. Payments in connection with these leases were $58,139 and $56,687 respectively.
On March 3, 2017, the Company issued a loan of $1,215,000 to an officer of the Company. The loan accrues interest at a rate of 1.01%, and the Company recorded interest income of $2,924 and $0 for the periods ended April 3, 2018 and April 4, 2017, respectively. As of April 3, 2018, $1,115,000 is outstanding.
Note 6 - Subsequent events
On May 6, 2018, the Company entered into a definitive agreement to be acquired by Del Frisco's Restaurant Group, Inc.